bel     BEL FUSE INC.
-----   -----------------------------------------------------------------------
        198 Van Vorst Street, Jersey City, New Jersey 07302 o 201-432-0463
                                                              TWX 710-730-5301
                                                              FAX 201-432-9542


                                                            October 29, 1997


Mr. Elliot Bernstein
Ridge Road
Glen Cove, New York 11542


Re:  EMPLOYMENT AGREEMENT


Dear Elliot:

     The Board of Directors of Bel Fuse Inc. ("Bel" or the "Company") have requested that we submit to you the following Agreement concerning your continued employment by the Company.

     1. DUTIES: The Company shall continue to employ you in the capacity of Chairman of the Board of Directors. Your duties shall include those normally performed by individuals employed by a public company in such capacity. In addition, Bel requests that you continue to provide to the Company, your expertise in the development of products and production. You shall not be responsible to perform any tasks as may be required in the day-to-day administrative management of the Company.

     2. COMPENSATION: The Company shall pay to you compensation (base salary) during the term of this Agreement, at an annual rate of $350,000.00.

     3. TERM: The Company agrees to continue to employ you and you hereby agree to continue to serve the Company until October 31,2000, unless further extended or sooner terminated as hereinafter provided. On the last day of the month of October in the year 2000, and on the last day of such month in each preceding year, the term of this employment agreement shall be automatically extended for one additional year unless, prior to such date, Bel shall given you or you shall have given Bel written notice that this employment agreement shall not be extended.

     4. BENEFITS: In addition to your base salary, the Company shall continue to provide to you all benefits that you are presently receiving including, but not limited to, the health care and insurance benefits now provided to you.

     5. PERMANENT DISABILITY OR DEATH: If you shall become disabled, the Company shall continue to pay your base salary for a maximum of twelve (12) months. Should you become disabled and be prevented from performing your duties under this agreement for a period of twelve (12) consecutive months, this agreement shall
bel     BEL FUSE INC.
-----   -----------------------------------------------------------------------
        198 Van Vorst Street, Jersey City, New Jersey 07302 o 201-432-0463
                                                              TWX 710-730-5301
                                                              FAX 201-432-9542


terminate at the option of the Company, at the end of such twelve (12) month period. However, the Company shall continue to pay your base salary after the termination for the balance of the term of this agreement in effect at the time of termination.

     In the event of your death during the period of your employment, this agreement shall automatically terminate. However, the Company shall continue to pay your base salary after your death for the balance of the term of this agreement in effect at the time of your death. Such payment shall be made to your widow, or, if she is not then living, to your estate. This payment is in addition to any other rights that you may have with respect to pensions, profit sharing or other employee benefits.

     6. NON-COMPETITION: During the term of this agreement or any extension thereof and for a period of one year after termination of your employment, you agree not to directly or indirectly own, manage, operate, control, participate in, or be connected in any manner with the ownership, management, operation or control of any business similar to the type of business conducted by Bel Fuse Inc., and/or its subsidiaries or affiliates at the time of termination of employment.

     7. APPLICABLE LAW: This agreement shall be subject to and governed by the laws of the State of New Jersey.

     If you are in agreement with the abovementioned terms, please signify your approval on the enclosed copy of this letter and return it to me.


                                                  Sincerely yours,

                                                  BEL FUSE INC.


                                             By /s/ PETER GILBERT
                                                ------------------------------
                                                        PETER GILBERT
                                                   Compensation Committee


                                             By /s/ ROBERT E. SIMANDL
                                                ------------------------------
                                                      ROBERT E. SIMANDL
                                                   Compensation Committee


Approved and Accepted,


/s/ ELLIOT BERNSTEIN
-------------------------------------
ELLIOT BERNSTEIN

Dated:  October 29th, 1997